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                                                                 EXHIBIT 10.1(a)


                               MODIFICATION AGREEMENT

DATE:      JUNE 30, 1997

PARTIES:   Borrower:  SCHUFF STEEL COMPANY,
                      a Delaware corporation.

           Bank:      BANK ONE, ARIZONA, NA,
                      a national banking association

RECITALS:

        A. Bank has extended to Borrower credit ("Loan") in the principal amount of $6,500,000.00 pursuant to the Revolving Line of Credit Loan Agreement (Accounts Receivable and Inventory), dated June 30, 1995 ("Loan Agreement"), and evidenced by the Revolving Line of Credit Note (Variable Rate), dated June 30, 1995 ("Note"). The unpaid principal of the Loan as of the date hereof is $0.00.

        B.  The Loan and/or guaranty of Loan is secured by, among other things,
(i) the Continuing Security Agreement Inventory, Receivables and Rights to Payment, dated September 15, 1994, and (ii) the Security Agreement Consumer Goods, Equipment and Farm Equipment, including Titled Vehicles, dated September 15, 1994, both by Borrower for the benefit of Bank (the agreements, documents, and instruments securing the Loan and the Note are referred to individually and collectively as the ("SECURITY DOCUMENTS").

        C. Bank and Borrower have executed and delivered previously the following agreements ("MODIFICATIONS") modifying the terms of the Loan, the Note, the Loan Agreement, and/or the Security Documents: (i) Modification Agreement, dated June 30, 1996, (ii) Modification Agreement, dated March 31, 1997, and (iii) Letter Agreement, dated May 7, 1997. (The Note, the Loan Agreement, the Security Documents, any arbitration resolution, and all other agreements, documents, and instruments evidencing, securing, or otherwise relating to the Loan, as modified in the Modifications, are sometimes referred to individually and collectively as the "LOAN DOCUMENTS". Hereinafter, "NOTE", LOAN AGREEMENT", and "SECURITY DOCUMENTS" shall mean such documents as modified in the Modifications.)

        D. Borrower has requested that Bank modify the Loan and the Loan Documents as provided herein. Bank is willing to so modify the Loan and the Loan Documents, subject to the terms and conditions herein.

AGREEMENT:
----------

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Bank agree as follows:

1.  ACCURACY OF RECITALS.
    ---------------------

Borrower acknowledges the accuracy of the Recitals.

2.  MODIFICATION OF LOAN DOCUMENTS.
    -------------------------------

    2.1  The Loan Documents are modified as follows:

        2.1.1 The maturity date of the Loan and the Note is changed from June 30, 1998 to June 30, 1999. On the maturity date Borrower shall pay to Bank the unpaid principal, accrued and unpaid interest, and all other amounts payable by Borrower under the Loan Documents as modified herein.

        2.1.2 The reference to Section 1.1 "Expiration Date" in Section 13 of the Loan Agreement is modified to read in its entirety as follows:

                1.1 Expiration Date:  June 30, 1999

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        2.1.3  The amount of the Loan and the Note, and the maximum principal amount that may at any time be outstanding thereunder, is changed from $6,500,000.00 to $10,000,000.00 and Borrower may obtain, and Bank shall be obligated to make, further advances under the Loan Documents subject to the terms and conditions of the Loan Documents applicable to advances.

        2.1.4 Section 1.2 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                 1.2 ADVANCES. Subject to the terms and conditions hereof, Advances of the Loan will be made in amounts not to exceed the amount ("Borrowing Base") calculated as the "Advance available" in accordance with the formula set forth in the Contractor Borrowing Base Reconciliation Certificate attached hereto as Exhibit A and by this reference incorporated herein. In calculating the Borrowing Base, the following terms shall have the hereinafter described meanings:

                    "Billing" or "Progress Billing" is an amount owing to
                 Borrower and B & K Steel Fabrications, Inc., an Arizona corporation, (collectively, "Entities"), which has arisen from the delivery and/or shipment of products previously made and from services rendered for which an invoice has been issued by the Entities to its customer ("Customer") with respect to a specific job contracted for by the Customer ("Job"), and which amount is subject to a perfected security interest in favor of Bank and is not subject to any other security interest, lien, claim or encumbrance.

                    "Retention" is the amount of a Billing for which the
                 Entities will not receive payment from its Customer until the related Job has been totally completed by the Entities.

                    "Ineligible" is that Billing, or that part of a Billing, as determined by Bank in its sole and absolute discretion: (a) which is subject to any offset, counterclaim or defense asserted by the Customer, (b) which has remained unpaid for more than the number of days set forth in Section 13 after the date due under the terms of the related invoice, (c) where more than fifteen percent (15%) of the total amount owing from the Customer with respect to the related Job has remained unpaid for more than the number of days set forth in Section 13 after the date due under the terms of the related invoices, (d) which is an uninsured amount owing from a Customer located in a foreign country, or (e) which is owing from the United States of America or any agency, department or subdivision thereof, unless a properly executed assignment of claims has been received by Bank.

                    "Inventory" is an amount (determined on the basis of the
                 lower of cost or market value) equal to the inventory of the Entities (consisting of those items within the categories set forth in Section 13), as determined by Bank in its sole and absolute discretion, to be (a) in good condition and salable in the ordinary course of the Entities' business, (b) owned by the Entities free and clear of any mortgages, liens, security interests, claims, encumbrances or rights of others, excepting only the security interests in favor of Bank, (c) located at a location identified in a Security Agreement (hereinafter defined), (d) subject to a perfected security interest in favor of Bank, (e) not subject to any consignment to any Customer, and (f) not acquired by the Entities in or as part of a bulk transfer of sale or assets unless the Entities have complied with all applicable bulk sales or bulk transfer laws.

                    "Book Overdrafts" is the amount by which the aggregate
                 amount of checks of the Entities that are outstanding exceeds the balance of the Entities' general ledger.

                    "Advance Multiplier" is the percentage set forth in Section
                 13 hereof as the "Eligible Receivables Percentage."

                    "Fixed Assets" is according to generally accepted accounting principles consistently applied.

        2.1.5 From and after June 30, 1997, interest shall accrue on the unpaid principal of the Loan and the Note at the rate per annum equal to the sum of (i) zero percent (0.00%) per annum, and (ii) the rate per annum most recently publicly announced by Bank, or its successors, in Phoenix, Arizona, as its "prime rate," as in effect from time to time. The rate per annum will change on each day that such "prime rate" changes. The "prime rate" is not necessarily the best or lowest rate offered by Bank, and Bank may lend to its customers at rates that are at, above, or below its "prime rate."

        2.1.6 The reference to Section 4.1(b) in Section 13 of the Loan Agreement is hereby deleted and replaced with the following:

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                4.1(b)  Non-Utilization Fee:    0.25% per annum

        2.1.7 Sections 6.1(d)(i) and (ii) of the Loan Agreement are modified to read in their entirety as follows:

                 (i) a minimum Tangible Net Worth shall be maintained in the amount set forth in Section 13 hereof, where Tangible Net Worth shall mean Net Worth plus Subordinated Indebtedness. "Net Worth" shall mean the sum of the following: capital, capital surplus and retained earnings, less the sum of the value of Borrower's books of all intangible assets, including, but not limited to, goodwill, patents, franchises, trademarks, copyrights and the write-up in the book value of any assets resulting therefrom after acquisition. "Subordinated Indebtedness" shall mean any and all indebtedness of Borrower to any other Creditor, the repayment of which, is subordinated in writing to Bank.

                 (ii) a minimum Owner's Equity shall be maintained on the dates and of the percentage set forth in Section 13 hereof, where "Owner's Equity" shall mean the results obtained by dividing
                 (A) Tangible Net Worth (as herein defined) by (B) Borrower's Total Assets less Intangibles.

        2.1.8 The reference to Section 6.1(d)(i) in Section 13 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                 6.1(d)(i) Minimum Tangible Net Worth:  $19,000,000.00

        2.1.9 The reference to Section 6.1(d)(ii) in Section 13 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                 6.1(d)(ii) Owner's Equity:     at June 30, 1997 and September
                                                30, 1997 - 33%
                                                at December 31, 1997 and
                                                forward - 40%

        2.1.10 Section 6.1(d)(iv) of the Loan Agreement is hereby deleted in its entirety.

        2.1.11 Section 6.1(d)(vi) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                 (vi) a minimum Debt Coverage Ratio shall be maintained in the amount set forth in Section 13 hereof, where "Debt Coverage Ratio" shall mean the results obtained by dividing (A) net profit after taxes plus Depreciation and Amortization plus or less change in Deferred Taxes by (B) prior period Current Maturities and Long Term Debt.

        2.1.12 Section 13 of the Loan Agreement is hereby modified to include a reference to Section 6.1(d)(vi) as follows:

                 6.1(d)(vi) Debt Coverage Ratio:        1.50:1.0

   2.2 Each of the Loan Documents is modified to provide that it shall be a default or an event of default thereunder if Borrower shall fail to comply with any of the covenants of Borrower herein or if any representation or warranty by Borrower herein is materially incomplete, incorrect, or misleading as of the date hereof.

   2.3 Each reference in the Loan Documents to any of the Loan Documents shall be a reference to such document as modified herein.

3. RATIFICATION OF LOAN DOCUMENTS AND COLLATERAL

The Loan Documents are ratified and affirmed by Borrower and shall remain in full force and effect as modified herein. Any property or rights to or interests in property granted as security in the Loan Documents shall remain as security for the Loan and the obligations of Borrower in the Loan Documents.

4. BORROWER REPRESENTATIONS AND WARRANTIES.

Borrower represents and warrants to Bank:

   4.1 No default or event of default under any of the Loan Documents as modified herein, nor any event, that, with the

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giving of notice or the passage of time or both, would be a default or an event of default under the Loan Documents as modified herein has occurred and is continuing.

        4.2 There has been no material adverse change in the financial condition of Borrower or any other person whose financial statement has been delivered to Bank in connection with the Loan from the most recent financial statement received by Bank.

        4.3 Each and all representations and warranties of Borrower in the Loan Documents are accurate on the date hereof.

        4.4 Borrower has no claims, counterclaims, defenses, or set-offs with respect to the Loan or the Loan Documents as modified herein.

        4.5 The Loan Documents as modified herein are the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their terms.

        4.6 Borrower is validly existing under the laws of the State of its formation or organization and has the requisite power and authority to execute and deliver this Agreement and to perform the Loan Documents as modified herein. The execution and delivery of this Agreement and the performance of the Loan Documents as modified herein have been duly authorized by all requisite action by or on behalf of Borrower. This Agreement has been duly executed and delivered on behalf of Borrower.

5.  BORROWER COVENANTS.
    -------------------

Borrower covenants with Bank:

        5.1 Borrower shall execute, deliver, and provide to Bank such additional agreements, documents, and instruments as reasonably required by Bank to effectuate the intent of this Agreement.

        5.2 Borrower fully, finally, and forever releases and discharges Bank and its successors, assigns, directors, officers, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity of Borrower, whether now known or unknown to Borrower, (i) in respect of the Loan, the Loan Documents, or the actions or omissions of Bank in respect of the Loan or the Loan Documents and (ii) arising from events occurring prior to the date of this Agreement.

        5.3 Contemporaneously with the execution and delivery of this Agreement, Borrower has paid to Bank:

             5.3.1 All accrued and unpaid interest under the Note and all amounts, other than interest and principal, due and payable by Borrower under the Loan Documents as of the date hereof.

             5.3.2 All the internal and external costs and expenses incurred by Bank in connection with this Agreement (including, without limitation, inside and outside attorneys, title, filing, and recording costs, expenses, and fees).

             5.3.3  A commitment fee of $12,500.00 due annually.

             5.3.4  A documentation fee of $150.00.

        5.4 Contemporaneously with the execution and delivery of this Agreement, Bank has released the following Continuing Guarantys: (i) Continuing Guaranty, dated June 30, 1995, by David A. and Nancy A. Schuff, and (ii) Continuing Guaranty, dated June 30, 1995, by Scott A. Schuff.

6.  EXECUTION AND DELIVERY OF AGREEMENT BY BANK.
    --------------------------------------------

Bank shall not be bound by this Agreement until (i) Bank has executed and delivered this Agreement, (ii) Borrower has performed all of the obligations of Borrower under this Agreement to be performed contemporaneously with the execution and delivery of this Agreement, (iii) if required by Bank, Borrower and any guarantor(s) of the Loan have executed and delivered to Bank an arbitration resolution, and (iv) each guarantor of the Loan has executed the Consent of Guarantor(s) below.

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7.  INTEGRATION, ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER.
    ------------------------------------------------------------------------

The Loan Documents as modified herein contain the complete understanding and agreement of Borrower and Bank in respect of the Loan and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations. No provision of the Loan Documents as modified herein may be changed, discharged, supplemented, terminated, or waived except in a writing signed by the parties thereto.

8.  BINDING EFFECT.
    ---------------

The Loan Documents as modified herein shall be binding upon and shall inure to the benefit of Borrower and Bank and their respective successors and assigns.

9.  CHOICE OF LAW.
    --------------

This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without giving effect to conflicts of law principles.

10. COUNTERPART EXECUTION.
    ----------------------

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.

DATED as of the date first above stated.

                                SCHUFF STEEL COMPANY,
                                a Delaware corporation


                                By  /s/ David A. Schuff
                                  ----------------------------
                                   David A. Schuff, Chairman


                                BANK ONE, ARIZONA, NA,
                                a national banking association


                                By  /s/ Brad Richards
                                  -----------------------------
                                   Brad Richards, Vice president


                               CONSENT OF GUARANTOR(S)

The undersigned (i) consent to the modification of the Loan Documents and all other matters in the foregoing Agreement, (ii) reaffirm the Continuing Guaranty, dated March 31, 1997 and any other agreements, documents and instruments securing or otherwise relating thereto ("Guarantor Documents"),
(iii) acknowledge that the Guarantor Documents continue in full force and effect, remain unchanged, except as specifically modified hereby, and are valid, binding and enforceable in accordance with their respective terms,
(iv) agree that all references, if any, in the Guarantor Documents to any of the Loan Documents are modified to refer to those documents as modified by the Agreement, and (v) agree to be bound by the release of Bank set forth in the Agreement.

Dated as of the date of the Agreement.

                                        B & K STEEL FABRICATIONS, INC.,
                                        an Arizona corporation


                                        By /s/ Scott A. Schuff
                                          -----------------------------
                                           Scott A. Schuff, President

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                                     EXHIBIT "A"

                CONTRACTOR BORROWING BASE RECONCILIATION CERTIFICATE
                                SCHUFF STEEL COMPANY

1.   Total Progress Billings                                    $____________

2.      Less: Ineligible Billings                               (____________)

3.      Less: Retention                                         (____________)

4.   Eligible Progress Billings as of ______      $____________

5.      Add: Inventory

6.      Less: Accounts Payable                                  (____________)

7.      Less: Billings in Excess of Cost                        (____________)

8.      Less: Book Overdrafts                                   (____________)

9.      Add: Cost in Excess of Billings                          ____________

10.     Add: Unbilled Billings                                   ____________

11.     Add: Retention Payables (not to exceed
             Retention Receivables)                              ____________

12.     Total Cost as of _________               $____________

13.     New Eligible Progress Billings
         (Ln #4 - Ln #12)                        $____________

14.     Borrowing Base Advance Potential
         (Ln #13 x 75%, not to exceed $10MM)                    _____________

15.     Less: RLC Balance                                      (_____________)

16.     Less: LOC Balance                                      (_____________)

17.     Maximum Borrower Base Advance                           _____________

18.     50% of Depreciated Book Value of Fixed Assets           _____________

19.     75% of appraised FMV of Fixed Assets                    _____________

20.     Fixed Assets Advance Potential (greater of
          Ln #18, Ln #19 or $5MM)                               _____________

21.     Maximum Advance (greater of Ln #17 or Ln #20)          $_____________

                                                SCHUFF STEEL COMPANY

                                                By________________________

                                                Its_______________________